Exhibit 99.3

Tekhealth Services, Inc., Professional Accounts Management, Inc.,

and Practice Development Strategies, Inc.

Combined Balance Sheet

Unaudited
June 30
2014
Assets
Current Assets
Cash and equivalents	$330,810
Accounts receivable, net of allowance for doubtful accounts of $90,600	808,948
Other current assets	13,100
Total Current Assets	1,152,858

Fixed Assets
Computer and office equipment	368,063
Furniture and fixtures	1,500
Less: accumulated depreciation and amortization	359,753
Net Property and Equipment	9,810

Other Assets
Intangible assets net of accumulated amortization of $590,996	251,766
Goodwill	329,065
Other assets	21,233
Total Other Assets	602,064
Total Assets	$1,764,732

Liabilities and Stockholders' Equity
Current Liabilities
Notes payable	$34,648
Related party loans	330,000
Accounts payable and accrued expenses	427,207
Total Current Liabilities	791,855

Long Term Liabilities
Notes payable	2,052
Total Long Term Liabilities	2,052
Total Liabilities	793,907

Commitments and Contingencies
Stockholders' Equity
Common Stock	10,150
Additional paid-in-capital	1,125,460
Retained earnings (Deficit)	(155,788)
Total equity of combined company	979,822
Noncontrolling Interest in Combined Subsidiary	(8,997)
Total Equity	970,825
Total Liabilities and Equity	$1,764,732

See notes to the combined financial statements.

1

Tekhealth Services, Inc., Professional Accounts Management, Inc.,

and Practice Development Strategies, Inc.

Combined Statements of Operations and Retained Earnings (Unaudited)

	Three Months Ended		Six Months ended
	June 30,		June 30,
	2014	2013	2014	2013

Net Revenue	$1,198,817	$1,024,710	$2,401,926	$2,150,944

Operating Expenses
Direct operating costs	367,594	317,626	619,065	675,314
Selling general and administrative	802,497	724,341	1,642,885	1,544,451
Depreciation and amortization	45,914	47,016	91,827	94,989

Operating Income (Loss)	(17,188)	(64,273)	48,149	(163,810)

Other Income (Expense)
Other income - related party	-	-	20,000	-
Interest expense	(8,188)	(9,551)	(18,338)	(22,521)
Total Other Expense	(8,188)	(9,551)	1,662	(22,521)

Income (Loss) Before Income Taxes	(25,376)	(73,824)	49,811	(186,331)

Provision for Income Tax Expense	-	-	-	-

Net Income (Loss)	(25,376)	(73,824)	49,811	(186,331)

(Income) Loss attributable to Noncontrolling Interest - Physicians Development Strategies, Inc.	(45,000)	2,000	(41,000)	24,000

Net Income (Loss) Attributable to Combined Company	(70,376)	(71,824)	8,811	(162,331)

Retained Earnings (Deficit), Beginning of Period	(85,412)	(303,357)	(164,599)	(216,850)

Retained Earnings (Deficit), End of Period	$(155,788)	$(379,181)	$(155,788)	$(379,181)

See notes to the combined financial statements.

2

Tekhealth Services, Inc., Professional Accounts Management, Inc.,

and Practice Development Strategies, Inc

Combined Statements of Cash Flows (Unaudited)

	Six Months Ended
	June 30,	June 30,
	2014	2013
Cash Flows from Operating Activities
Net Income (Loss)	$49,811	$(186,331)
Adjustment to Reconcile Net Income (Loss) to Net Cash Provided by By Operating Activities:
Depreciation and amortization	91,827	94,989
Bad debt expense	-	-
(Increase) Decrease in Assets:
Accounts receivable	(57,940)	(85,553)
Other current assets	-	(36,349)
Increase (Decrease) in Liabilities:
Accounts payable and accrued expenses	(339,945)	(160,377)
Net Cash Used in Operating Activities	(256,247)	(373,621)

Cash Flows from Investing Activities
Cash paid for fixed assets	(647)	(2,230)
Net Cash Used in investing Activities	(647)	(2,230)

Cash Flows from Financing Activities
Payments on notes payable	(32,428)	(109,023)
Repayment on related party loans	(42,000)	-
Capital contributions	-	62,500
Net Cash Used in Financing Activities	(74,428)	(46,523)

Net Increase in Cash and Cash Equivalents	(331,322)	(422,374)
Cash and Cash Equivalents at Beginning of Period	662,132	527,069
Cash and Cash Equivalents at End of Period	$330,810	$104,695

Supplemental Disclosures of Cash Flow Information:
Cash Paid During the Period for:
Interest	$18,338	$22,501
Income taxes	$-	$-

See notes to the combined financial statements.

3

Tekhealth Services, Inc., Professional Accounts Management, Inc.,

and Practice Development Strategies, Inc

Notes to the Combined Financial Statements (Unaudited)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Organization

Tekhealth Services, Inc., Professional Accounts Management, Inc., and Practice Development Strategies, Inc ("Company") are California based corporations owned by CastleRock Solutions, Inc., a holding company ("Parent Company"). The Company is engaged in the business of providing medical billing and practice management services to physicians and physician groups. The Company operates in various locations throughout California.

Principles of Consolidation

The Combined financial statements include the accounts of TekHealth Services, Inc., Professional Accounts Management, Inc., and Practice Development Strategies, Inc. (“Company”). Noncontrolling interest amounts relating to Practice Development Strategies, Inc., are included within the "Noncontrolling interest in the combined subsidiary" captions in its Combined Balance Sheet and within the "Noncontrolling interests" caption in its Combined Statements of Operations. All intercompany balances have been eliminated in consolidation.

Use of Estimates

The preparation of the Company's financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Accounts Receivable

The Company sells its services to customers on an open credit basis. Accounts receivable are uncollateralized, non-interest-bearing customer obligations. Accounts receivable are due within 30 days unless specifically negotiated in the customers contract. Management closely monitors outstanding accounts receivable and charges off to expense any balances that are determined to be uncollectible or establishes an allowance for doubtful accounts, based on factors surrounding the credit risk of specific customers, historical trends and other information. This estimate is based on reviews of all balances in excess of 90 days from the invoice date.

Fixed Assets

The cost of fixed assets is depreciated using the straight-line method based on the useful lives of the assets: three years for software, three to five years for computer and office equipment, five years for vehicles, seven years for furniture and fixtures and the remaining lease life for leasehold improvements.

Fair Value of Financial Instruments

The carrying amounts of cash, accounts receivable, prepaid expenses, accounts payable and accrued expenses approximate fair value because of the current maturity of these items.

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Tekhealth Services, Inc., Professional Accounts Management, Inc.,

and Practice Development Strategies, Inc

Notes to the Combined Financial Statements (unaudited)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Impairment of Long-Lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset group may not be recoverable. If events or changes in circumstances indicate that the carrying amount of an asset group may not be recoverable, we compare the carrying amount of the asset group to future undiscounted net cash flows expected to be generated by the asset group and their ultimate disposition. If the sum of the undiscounted cash flows is less than the carrying value, the impairment to be recognized is measured by the amount by which the carrying amount of the asset group exceeds the fair value of the asset group.

Goodwill

Goodwill represents the excess of the cost of the Company's investment in the net assets of acquired companies over the fair value of the underlying identifiable net assets at the dates of acquisition. The Company attributes all goodwill associated with the acquisitions of Physician Development Strategies, Inc. and Professional Accounts Management, Inc., which share similar economic characteristics, to one reporting unit. Goodwill is not amortized but is tested annually for impairment in the fourth quarter of each fiscal year by comparing the fair value of the reporting units to the carrying amounts, including goodwill. No goodwill impairments were recognized as of June 30, 2014.

Intangible Assets

Intangible assets that are subject to amortization are reviewed for potential impairment whenever events or circumstances indicate that the carrying amounts may not be recoverable. Assets not subject to amortization are tested for impairment at least annually. The Company did not recognize any impairment to intangible assets during the six months ended June 30, 2014 and 2013.

Revenue and Unbilled Services

The Company recognizes revenue as its services are rendered. The Company generally renders billings to its client healthcare providers upon collection of the related client accounts receivable. The Company has arrangements with certain clients to bill per procedure as claims are submitted for reimbursement from patients or third-party payers. For collection-based contracts, revenue is recognized based on the collections from billings rendered for physician clients. The collections are then multiplied by the percentage fee that the Company charges for its services to compute the appropriate revenue. For per-procedure contracts, revenue is recognized upon submission of clients' claims. The Company also serves certain customers as an Application Service Provider (‘ASP”). ASP services are generally provided for a monthly fee or per-transaction fee, and revenue for such services is recognized as the services are provided.

Advertising

Advertising costs are expensed as incurred. Advertising expense for the three months ended June 30, 2014 and 2013 was $1,120 and $125, respectively. For the six months ended June 30, 2014 and 2013, advertising expenses were $1,320 and $250, respectively.

Income Taxes

The Company utilizes the asset and liability approach to accounting for income taxes. Deferred income tax assets and liabilities arise from differences between the tax basis of an asset or liability and its reported amount in the combined financial statements. Deferred tax balances are determined by using tax rates expected to be in effect when the taxes will actually be paid. A valuation allowance is recognized to reduce deferred tax assets to the amount that is more likely than not to be realized. In assessing the likelihood of realization management considered estimates of future taxable income.

5

Tekhealth Services, Inc., Professional Accounts Management, Inc.,

and Practice Development Strategies, Inc

Notes to the Combined Financial Statements (unaudited)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes (continued)

The Company files income tax returns with the U.S. federal government and various states and local jurisdictions. The Company is no longer subject to tax examination by tax authorities for years prior to 2011.

Uncertain Tax Positions

Per FASB ASC 740-10, disclosure is not required of an uncertain tax position unless it is considered probable that a claim will be asserted and there is a more-likely-than-not possibility that the outcome will be unfavorable. Using this guidance, as of June 30, 2014 and 2013, the Company has no uncertain tax positions that qualify for either recognition or disclosure in the financial statements.

Subsequent Events Evaluation Date

The Company evaluated the events and transactions subsequent to its June 30, 2014 balance sheet date and, in accordance with FASB ASC 855-10-50, “Subsequent Events,” determined there were significant events to report through August 20, 2014, which is the date the financial statements were issued. See Note 9 – Subsequent Event footnote for further details.

NOTE 2 - CONCENTRATIONS OF BUSINESS AND CREDIT RISK

At times throughout the year, the Company may maintain certain bank accounts in excess of FDIC insured limits of $250,000.

NOTE 3 - INTANGIBLE ASSETS

As part of the purchases of Practice Development Strategies, Inc. and Professional Accounts Management, Inc. during 2011, CastleRock solutions, Inc. acquired intangible assets of $842,762. Of that amount, $688,382 has been assigned to customer lists which are subject to periodic amortization over the estimated useful life of 5 years and $154,380 has been assigned to non-compete covenants which are subject to periodic amortization over the estimated life of 4 years. Goodwill of $329,065 which is not subject to amortization arose in connection with the acquisitions.

Following is a summary of non-goodwill intangibles as of June 30, 2014

	June 30,2014
	Gross Amount	Accumulated Amortization
Customer Lists	$688,382	$463,966
Non - compete Covenants	154,380	127,030
Total	$842,762	$590,996

Amortization expense was $44,067 and $44,067 for the three months ended June 30, 2014 and 2013, respectively. For the six months ended June 30, 2014 and 2013, amortization expenses was $88,136 and $88,136,respectively.

6

Tekhealth Services, Inc., Professional Accounts Management, Inc.,

and Practice Development Strategies, Inc

Notes to the Combined Financial Statements (unaudited)

NOTE 3 - INTANGIBLE ASSETS (continued)

Future amortization expense is as follows:

Estimated Amortization Expense
2014 (Remaining)	$88,137
2015	145,728
2016	17,901
$251,766

NOTE 4 - NOTES PAYABLE

The Company entered into a term loan on June 7, 2012 with California Bank & Trust for $132,057. Monthly payments are $4,019 with an annual interest rate of the bank’s prime rate plus 2.75 percentage points and have a maturity date of June 1, 2015. The loan is guaranteed by the CastleRock Solutions, Inc. Upon the Bank's reasonable request, the Company must provide reporting covenants. As of June 30, 2014 the Company has not had to provide any financial performance statements to the bank. At June 30, 2014, there was $36,700 outstanding on this loan.

Maturities of notes payable as of June 30, 2014, are as follows:

2014 (Remaining)	$22,888
2015	13,812
$36,700

NOTE 5 - RELATED PARTY TRANSACTIONS

The Company entered into a loan on January 1, 2011 with the Parent company for $120,000. The annual interest rate for the loan is a fixed rate of 10% and is due in 36 months or can be extended with written consent of all the parties concerned. At June 30, 2014, this loan is past due and $78,000 remains outstanding on this loan.

On September 15, 2011, the Company entered into a loan with the Parent company for $252,000. The annual interest rate for the loan is a fixed rate of 10% and is due in 36 months or can be extended with written consent of all the parties concerned. At June 30, 2014, $252,000 remains outstanding on this loan.

During the six months ended June 30, 2014, Tekhealth Services, Inc, earned $20,000 in consulting revenues from the parent company. This is shown as other income.

NOTE 6 - COMMITMENTS AND CONTINGENCIES

The Company leases certain office space under leases which have been classified as operating leases.

The Company leases office space in Milpitas, California from ANB Property Corporation. The lease term is month to month. The current monthly base rent is $2,800.

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Tekhealth Services, Inc., Professional Accounts Management, Inc.,

and Practice Development Strategies, Inc

Notes to the Combined Financial Statements (unaudited)

NOTE 6 - COMMITMENTS AND CONTINGENCIES (continued)

The Company leases office space in Brea, California from Third Avenue Investments, LLC. Beginning September 13, 2011 the lease was extended to end on August 31, 2016. The current monthly base rent is $4,901.

The Company leases office space in San Diego, California from Columbia, LLC. The lease term is month to month. The current monthly base rent is $11,670.

Rental expense for the three months ended June 30, 2014 and 2013 were $49,712 and $44,439, respectively. Rental expense for the six months ended June 30, 2014 and 2013 were $99,424 and $92,277, respectively.

The following is a schedule of future minimum rental payments (exclusive of common area charges) required under operating leases that have initial or remaining non-cancelable lease terms in excess of one year as of June 30, 2014.

Six months Ending June 30,

2014 (Remaining)	$30,017
2015	61,260
2016	41,657
$132,934

NOTE 7 - INCOME TAXES

The components of the deferred tax assets (liability) consist of the following:

	June 30,
	2014	2013
Net operating loss carry forward	$124,000	$354,000
Amortization	(33,000)	(27,000)
Accounts receivable/accounts payable	36,000	(76,000)

Total deferred tax asset	127,000	$251,000
Valuation allowance for deferred tax asset	(127,000)	(251,000)
Deferred tax asset	$-	$-

The Company has State and Federal net operating loss carry forwards of approximately $387,000 which will expire on various dates through 2032.

8

Tekhealth Services, Inc., Professional Accounts Management, Inc.,

and Practice Development Strategies, Inc

Notes to the Combined Financial Statements (unaudited)

NOTE 8 - RETIREMENT PLAN

The Company offers substantially all employees the opportunity to participate in a 401(k) profit sharing plan ("the Plan"). The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended. Employees may elect to defer the maximum percentage of their compensation allowed by law and may select a number of available investment options. All contributions by the Company are at the discretion of management. The Company did not make any contributions for the three and six months ended June 30, 2014 or 2013.

NOTE 9 – SUBSEQUENT EVENT

In August 2013, the Company signed Asset Purchase Agreements to sell customer list and office equipment to Medical Transcription Billing, CORP. This sale was closed concurrently with the IPO of Medical Transcription Billing, CORP on July 28, 2104.

The selling price of these assets was $3.7 million, of which approximately $2.3 million was paid in cash and approximately $1.4 million was paid through the issuance of the Company’s common stock, less a fair value adjustment of approximately $19,000 to account for possible sale price adjustments after one year of IPO.

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